UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) November 17, 2009
CARBO Ceramics Inc.

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

001-15903	72-1100013

(Commission File Number)	(IRS Employer Identification No.)

575 North Dairy Ashford, Suite 300 Houston, Texas	77079

(Address of Principal Executive Offices)	(Zip Code)
(281) 921-6400

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The following information is being reported pursuant to Section 5.02(d) of Form 8-K.
On November 17, 2009, the CARBO Ceramics Inc. (“CARBO”) board of directors (“Board”) elected Sigmund L. Cornelius as an additional member of the Board. Mr. Cornelius is the Senior Vice President, Finance and Chief Financial Officer of ConocoPhillips and has over 25 years of experience in the oil and natural gas industry. Mr. Cornelius has been appointed to the Compensation, Audit and Nominating and Corporate Governance Committees of the Board. As a non-employee director, Mr. Cornelius is entitled to standard non-employee director compensation which entitles him to receive $6,250 per calendar quarter plus $1,500 per meeting for attending meetings of the Board, as well as $1,000 for each Board committee meeting that does not immediately precede or follow a meeting of the Board. Similarly, as a new director, Mr. Cornelius will receive 2,000 shares of restricted CARBO common stock pursuant to the terms of the CARBO Omnibus Incentive Plan. One-third of the shares vest on each of the first three anniversaries of November 17, 2009 provided Mr. Cornelius is still a director on such dates.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 19, 2009	CARBO CERAMICS INC.
	By:	/s/ R. Sean Elliott
General Counsel, Chief Compliance Officer and Corporate Secretary